UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On November 4, 2005, the Company (including certain of its subsidiaries) and its Lenders entered into a Second Amendment to its existing Credit Agreement dated January 30, 2004 (the "Existing Credit Agreement"). In general, this amendment modifies the Existing Credit Agreement to provide in part for the following:

(i) the definition of "Aggregate Commitment" is amended to reflect an increase from $120,000,000 to $235,000,000 and the definition of "Maximum Credit Amount" is amended to reflect an increase from $150,000,000 to $235,000,000; and

(ii) the current Borrowing Base under the Credit Agreement is set at $300,000,000 until the next redetermination date.

The foregoing description of the Second Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Credit Agreement, which is attached to this report as Exhibit 10.1 which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement and the Second Amendment to Credit Agreement.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Second Amendment to Credit Agreement effective November 1, 2005
10.2	Third Amended and Restated Security Agreement effective November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: November 8, 2005	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

1

EXHIBIT INDEX

Exhibit No. Description.

10.1	Second Amendment to Credit Agreement effective November 1, 2005
10.2	Third Amended and Restated Security Agreement effective November 1, 2005